POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Stefanie M. Holland, Rebekah T. Richards, and Carlese E. Linker, or any of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (I) prepare, execute, and submit to the Securities and Exchange Commission (the "SEC") a Fom1 ID, Uniform Application for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC ofreports required or considered by such attorney-in-fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of J 934, as amended (the "Exchange Act"), or any rule or regulation of the SEC; (2) prepare, execute and submit to the SEC, Albemarle Corporation (the "Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which such attorney-in-fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), with respect to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-it1-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attomey-it1-fact full power and authority to do and perfonn any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assumit1g, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and eflect until the undersigned is no longer required to file Forms 3, 4 and 5, Schedules 13D or 13G, or Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact or (b) as to any attorney-it1-fact individually, such attorney-in-fact is no longer employed by the Company. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this T day of October, 2024.

ALBEMARLE CORPORATION ATTESTATION FOR USE OF ELECTRONIC SIGNATURES ON FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION Pursuant to Rule 302(b)(2) of Regulation S-T By signing below, I hereby attest that, when using electronic signatures for purposes of Section 302(b )(1) of Regulation S-T (i.e., signing a signature page or other document authenticating, acknowledging, or otherwise adopting my signature that appears in typed form within an electronic filing submitted under the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, or the Investment Company Act of 1940 on the U.S. Securities and Exchange Commission' s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system), I agree that the use of such electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any filing of Albemarle Corporation for which it is provided. Date: __ \ o~/_7__,/~-z_c,_-z_1,.,_,__/ _ _